Exhibit 16.1

September 30, 2014

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Access Midstream Partners, L.P. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Access Midstream Partners, L.P. dated September 30, 2014. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

Tulsa, Oklahoma

PricewaterhouseCoopers LLP, Two Warren Place, 6120 South Yale Avenue, Suite 1850, Tulsa, OK 74136

T: +(918) 524-1200, F: (918) 524-1300, www.pwc.com